UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

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CORDEX PHARMA, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-33023	86-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7660 Fay Avenue, Suite H-373, La Jolla, CA 92037

(Address of Principal Executive Office) (Zip Code)

(858) 551-5700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01

Other Events

On October 22, 2009 the Company entered into an agreement with its debenture holders which, was further amended on October 28, 2009 and among other things, (i) extended the maturity date until December 1, 2009 of its debentures that matured on September 26, 2009; (ii) increased the outstanding principal under the debentures to reflect the Triggering Event Prepayment Price under the debentures; (iii)amended the interest payment requirement to cause interest due from October 1, 2009 through maturity to be added to principal; (iv) decreased the exercise price of the debentures to $.20; (v) decreased the exercise price of the warrants held by the debenture holders to $.01; (vi) provided antidilution protection to the debenture holders such that they shall not represent less than 65% of the fully diluted common shares of the Company; and (vii) authorized Roswell Capital Partners to appoint one member to the board of directors of the Company at this time and three members if there shall be a breach of any terms covenants of the agreement.

Item 9.01

Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment To Debentures And Warrants, Agreement and Waiver
10.2	Extension To Amendment To Debentures And Warrants, Agreement and Waiver 10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDEX PHARMA, INC.

Date:	October 29, 2009	By:	/s/ WAYNE LORGUS
Wayne Lorgus Chief Financial Officer

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